UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

HOLA COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137174

(Commission File Number)

20-3773508

(IRS Employer Identification No.)

103 - 3065 Beyer Boulevard, San Diego CA 92154

(Address of principal executive offices and Zip Code)

619-690-2622

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Sean Dickenson has acquired 3,800,000 common shares in the capital stock of the Company as of May 3, 2007. The transaction was effected pursuant to a share purchase agreement dated May 3, 2007 between Sean Dickenson, Carlos Bustamante and Jose Cerda for the purchase price of US $150,000.

Sean Dickenson now owns 63.3% of the Company’s issued and outstanding shares. Other information about the Company as contained in the Company’s filed periodic reports on EDGAR have not changed, except as disclosed in this form 8-K

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2007, we appointed Sean Dickenson to our board of directors and appointed him President, Chief Executive Officer, Secretary and Treasurer. Mr. Dickenson is an Independent Financial Consultant involved in the administration of Public Companies with eight years of experience in corporate management and finance.

From September 2006 to present Mr. Dickenson has been a Communications Consultant with Source Petroleum, Inc., from April 2003 to February 2007 he was in charge of Partner Development at Business Objects SA.

From February 2002 to April 2003 Mr. Dickenson was an Investment Advisor with RBC Dominion Securities Inc.

Mr. Dickenson expects to devote approximately fifty per cent (50%) of business time to the operations of the Company.

As of May 3, 2007 Carlos Alfonso Bustamante has resigned as President and Chief Executive Officer and Jose Carlos Davalos Cerda has resigned as Secretary and Treasurer.

The board of directors now consists of Carlos Bustamante, Jose Cerda and Sean Dickenson.

Item 9.01	Financial Statements and Exhibits
10.1	Affiliate Stock Purchase Agreement
99.1	news release announcing change of control and appointment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLA COMMUNICATIONS INC.

/s/ Sean Dickenson

Sean Dickenson

President, Chief Executive Officer and Director

Date: May 3, 2007

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